EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended November 30, 2016, the PIA Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                           Undistributed Net     Accumulated Net
                                                               Investment                   Realized             Paid-in
                                       Income/(Loss)             Gain/(Loss)           Capital
BBB Bond Fund                                      $       -                $          -            $        -
MBS Bond Fund                                        263,027                    (263,027)                  -
Short-Term Securities Fund                        50,001                    (50,001)                 -
High Yield Fund                                               -                                   -                      -

For the year ended November 30, 2016, the Semper Funds made the following permanent tax adjustments on the statement of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                  Investment                  Realized
                                          Income/(Loss)             Gain/(Loss)
Semper MBS Total Return Fund                $2,825,688              $(2,825,688)
Semper Short Duration Fund                345,830         (345,830)

For the year ended November 30, 2016, the WBI Tactical Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                   Investment                  Realized             Paid-in
                                          Income/(Loss)             Gain/(Loss)           Capital
WBI Tactical BP Fund            $  38                        $(38)                     $      -
WBI Tactical DI Fund                           99                        -                           (99)
WBI Tactical DG Fund                       576                             -                         (576)

The reclassifications have no effect on net assets or net asset value per share.